EXHIBIT 10.32

CLIENT SERVICE AGREEMENT

AGREEMENT (the "Agreement") made as of the 1st day of September, 2009 by and between. CelLynx Group ("the Client") and SeaHawk Capital Partners, Inc ("SCP").

WITNESSETH THAT:

WHEREAS, SCP is a, financial advisory and consulting firm specializing in assisting publicly traded companies implement strategies to access capital, build shareholder value and increase investor awareness.

WHEREAS, the Client is publicly held, with their common stock trading on one or more stock exchanges and/or "over the counter", and

WHEREAS, the Client desires to publicize themselves with the intention of making their name and business better known to high net worth investors, investment funds, brokerage houses and industry professionals, and

WHEREAS, SCP is willing to accept the Client as a client.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

Engagement. The Client hereby engages SCP, commencing September 1, 2009 to perform strategic consulting service and corporate advisory services.

  Corporate Advisory Services. SCP will provide capital introduction services, as well strategic alliance introductions.

Compensation and Expenses. In consideration of the services to be performed by SCP in connection with the services provided, and as may otherwise be herein provided, the Client agrees to pay SCP the following compensation:

  1) Capital Introduction - 8% cash fee and 8% in $0.10 warrants for money introduced and accepted by the company.

Confidentiality. Until such time as the same may become publicly known, SCP agrees that any information provided to it by Client of a confidential nature will not be revealed or disclosed to any person or entity for any reason, and upon completion of its services and upon the written request of the Client, any original documentation provided by the Client will be returned to it

Executed as a sealed instrument as of September 1, 2009.

SeaHawk Capital Partners, Inc.

By: /s/ Daniel Ash	By: /s/ Joseph Moscato
CelLynx Group.	Seahawk Capital Partners, Inc.
Duly Authorized	Duly Authorized